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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                               JURISDICTION OF INCORPORATION
------------------                               -----------------------------

Southern Health Systems, Inc.                    Tennessee
Nova Factor, Inc.                                Tennessee
Hemophilia Health Services, Inc.                 Tennessee
AHI Pharmacies, Inc.                             Tennessee
Sunrise Health Management, Inc.                  Georgia